Exhibit 99.1

FOR IMMEDIATE RELEASE
October 7, 2015

Gannett to Acquire Journal Media Group for $12.00 per share
Adds approximately $450 million to Gannett’s revenues
$35 million annual synergy opportunity
Immediately EPS accretive

McLEAN, VA & MILWAUKEE, WI – Gannett Co., Inc. (NYSE: GCI) (“Gannett”) and Journal Media Group, Inc. (NYSE: JMG) (“JMG”) announced today that they have entered into a definitive merger agreement under which Gannett will acquire all of the outstanding common stock of Journal Media Group for approximately $280 million, net of acquired cash.

Under the terms of the transaction, which was unanimously approved by the boards of directors of both companies and is subject to Journal Media Group shareholder approval, Journal Media Group shareholders will receive cash of $12.00 per share in cash. Based on the closing price of Journal Media Group on October 7, 2015, this represents a premium of 44.6%. Gannett will finance the transaction through a combination of cash on hand and borrowings under Gannett’s $500 million revolving credit facility.

Robert J. Dickey, president and chief executive officer of Gannett said, “The publications of both Gannett and Journal Media Group have a rich history, a commitment to journalism, and a dedication to informing and being active members in the communities we serve. Our merger will combine the best of each of our organizations to create a journalism-led, investor-focused company which will provide substantial value to the shareholders of both companies. This transaction is an excellent first step in the industry consolidation strategy we have communicated to our shareholders and is a good example of the value-creating opportunities we believe are available.”

“We would also like to welcome the outstanding leadership, journalists, sales staff and other employees of Journal Media Group to the Gannett family. Our combined company will be an industry leader, dedicated to the local communities we serve, committed to generating value for shareholders and empowering communities to connect, act and thrive,” Dickey concluded.

“This transaction marks a critical next step in the transformation of our industry as we build local media brands that matter at a time when operational scale is a competitive advantage,” said Tim Stautberg, president and chief executive officer of Journal Media Group. “Both Journal Media Group and Gannett are guided by a vision of strengthening lives and communities, and we’ll be better stewards in our local markets by sharing ideas, content and best practices among our new and larger family.”

The combination of Journal Media Group and Gannett will create a portfolio of 106 local markets in the U.S. and will result in a combined digital audience of more than 100 million unique domestic visitors a month. The acquisition will also enable the combined company to realize significant operating efficiencies. The properties in Journal Media Group’s markets will benefit from the consolidated functions Gannett has established over the last several years. Additionally, the regional proximity of some of the Journal Media Group markets will also enable Gannett to further utilize its printing and distribution assets.

Financial Highlights
•	Adds approximately $450 million to Gannett’s annual revenues.
•	Adds approximately $60 million of adjusted EBITDA, including over $10 million of immediately available synergies.
•
Opportunity for approximately $25 million of additional operating synergies to be fully realized over the next two years via the consolidation of corporate and administrative operations, integration with the Gannett shared service centers and consolidation of certain printing and distribution assets in multiple adjacent markets.

•	Immediately EPS accretive: approximately $0.10 - $0.15 per share in the first full year and $0.20 - $0.25 in the second year.

Strategic Highlights
•	Adds 15 dailies and 18 weeklies in 14 local markets, in nine states; includes key markets such as Milwaukee, WI and Memphis and Knoxville, TN.
•	Adds daily and Sunday circulation of approximately 675,000 and 950,000, respectively.
•	Adds more than 10 million unique digital domestic visitors a month.
•
Leverages Gannett’s existing industry-leading content and national USA TODAY brand, enables the integration of Journal Media Group properties onto Gannett’s Digital Platform, and delivers additional scale for National-to-local strategy.

Tax Considerations
The transaction is not expected to disturb the tax-free treatment of the prior transactions between The E.W. Scripps Company and Journal Communications, Inc. whereby Journal Media Group has previously agreed to indemnify Scripps for the adverse tax consequences emanating from its actions or failures to act following the closing of that transaction. Journal Media Group, prior to entering into the merger agreement with Gannett, has delivered an unqualified tax opinion from its law firm to Scripps, which opinion Scripps has deemed to be acceptable in form and substance.

The receipt of cash for shares of Journal Media Group will be a taxable transaction for U.S. federal income tax purposes. In general, a holder of Journal Media Group common stock will recognize a gain or loss in an amount equal to the difference between the amount of cash received in the merger and the holder's adjusted tax basis in the shares.

Required Approvals
This transaction is subject to customary closing conditions, including, approval of the merger by holders of a majority of the outstanding shares of Journal Media Group common stock and antitrust regulatory clearance. The transaction is expected to close in the first quarter of 2016.

Advisors
Stephens Inc. is acting as financial advisor to Gannett, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett. Methuselah Advisors is acting as financial advisor to Journal Media Group, and Foley & Lardner LLP is acting as legal advisor to Journal Media Group.

About Gannett
Gannett Co., Inc. (NYSE: GCI) is a next-generation media company committed to strengthening communities across our network. Through trusted, compelling content and unmatched local-to-national reach, Gannett touches the lives of nearly 100 million people monthly. With more than 110 markets internationally, it is known for Pulitzer Prize-winning newsrooms, powerhouse brands such as USA TODAY and specialized media properties. To connect with us, visit www.gannett.com.

About Journal Media Group
Journal Media Group (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. Journal Media Group intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Journal Media Group URGES INVESTORS AND SHAREHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Gannett, Journal Media Group and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Journal Media Group’s proxy statement (when it becomes available) may be obtained free of charge from Journal Media Group’s website, www.journalmediagroup.com, or by writing or calling Journal Media Group at 333 West State Street, Milwaukee, Wisconsin 53203, (414) 224-2000, Attention: Corporate Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Gannett or Journal Media Group with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation
Journal Media Group and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Journal Media Group’s directors and executive officers is available in Journal Media Group’s registration statement on Form S-4 (Registration No. 333-201540). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD LOOKING STATEMENTS
Certain statements in this press release may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Journal Media Group by Gannett, the expected timetable for completing the acquisition and the benefits of the acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, economic conditions affecting the newspaper publishing business, the uncertainty of regulatory approvals, the ability to obtain the requisite Journal Media Group shareholder approval, Gannett’s and Journal Media Group’s ability to satisfy the merger agreement conditions and consummate the transaction on a timely basis, and Gannett’s ability to successfully integrate Journal Media Group’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s registration statement on Form 10, and in Journal Media Group’s filings with the U.S. Securities and Exchange Commission, including Journal Media Group’s registration statement on Form S-4. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett and Journal Media Group are not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor inquiries, contact:	For media inquiries, contact:

Gannett Contact: Michael P. Dickerson Vice President, Investor Relations 703-854-6185 mdickerson@gannett.com	Gannett Contact: Amber Allman Vice President, Corporate Communications 703-854-5358 aallman@gannett.com

Journal Media Group Contact: Jason Graham Senior Vice President, CFO and Treasurer 414-224-2363 Jason.graham@jmg.com	Journal Media Group Contact: Laurel Jahn Communications Manager 414-224-2059 Laurel.jahn@jmg.com